EXHIBIT 6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY  10005


      We hereby consent to the use in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 (File No. 2-98410) of our report dated February 17, 1999 relating to the December 31, 1998 financial statements of First Investors Life Level Premium Variable Life Insurance (Separate Account B) and our report dated February 17, 1999 relating to the December 31, 1998 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.




                                          /s/ TAIT, WELLER & BAKER

                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
November 5, 1999